EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of dELiA*s Inc. on Form S-3 of our report dated March 12, 1997, appearing in the Annual Report on Form 10-K of dELiA*s Inc. for the year ended January 31, 1997.


DELOITTE & TOUCHE LLP

New York, New York
December 31, 1997